UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2023

GOODNESS GROWTH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of Incorporation)

000-56225	82-3835655
(Commission File Number)	(IRS Employer Identification No.)

207 South 9th Street Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 999-1606

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

First Amendment to Consulting Agreement

On September 20, 2023, Goodness Growth Holdings, Inc. (the “Company”), entered into a First Amendment to Consulting Agreement (“First Amendment”) by and between the Company and Grown Rogue Unlimited ULC (“Grown Rogue”), which First Amendment modified certain provisions of the Consulting Agreement dated May 24, 2023, between the Company and Grown Rogue.

The First Amendment to Consulting Agreement modifies certain aspects of the consulting fee due from the Company to Grown Rogue, including by increasing the “Baseline ANI” (adjusted net income from operations) number used to calculate the fees payable to Grown Rogue. The First Amendment also adds a provision that states that the warrants issued by Grown Rogue to the Company are immediately canceled if the Consulting Agreement is terminated because of a “Company Insolvency Event.”

This summary of the First Amendment to Consulting Agreement is qualified in its entirety by reference to the full text of the First Amendment to Consulting Agreement, a copy of which, subject to any applicable confidential treatment, will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2023.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODNESS GROWTH HOLDINGS, INC. (Registrant)

By:	/s/ J. Michael Schroeder
J. Michael Schroeder
General Counsel and Corporate Secretary

Date: September 25, 2023